EXHIBIT 99.2

                             JOINT FILING AGREEMENT


The undersigned hereby agree that the statement on Schedule 13D dated December 16, 1992, as amended, with respect to the Common Stock of Graphic Packaging International Corporation, a Colorado corporation, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned who have not previously appointed Jeffrey H. Coors as each of our true and lawful special attorney for the limited purpose of, and with full power and authority to act on our behalf in all manners concerning, the filing of the Schedule 13D and of amendments to the Schedule 13D, hereby constitute and appoint Jeffrey H. Coors to act in such capacity on our behalf.

IN WITNESS WHEREOF, the undersigned have each executed this Joint Filing Agreement as of March 27, 2003.

                                /S/ JEFFREY H. COORS
                                -----------------------------------------------
                                Signature

                                JEFFREY H. COORS, IN HIS INDIVIDUAL CAPACITY AND AS ATTORNEY-IN-FACT
                                Name/Title

                                Power of Attorney for Adolph Coors, Jr. Trust; Grover C. Coors Trust; May Kistler Coors Trust; Herman F. Coors Trust; Augusta Coors Collbran Trust; Bertha Coors Munroe Trust; Louise Coors Porter Trust; Joseph Coors Trust; Janet H. Coors Irrevocable Trust fbo Frank E. Ferrin; Janet H. Coors Irrevocable Trust fbo Joseph J. Ferrin; Janet H. Coors Irrevocable Trust fbo Frances M. Baker; William K. Coors; John K. Coors; Joseph Coors, Jr.; Peter H. Coors; and Darden K. Coors filed herewith.